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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        HUGO INTERNATIONAL TELECOM, INC.
                     --------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                                                               98-0226479
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(State of Incorporation or Organization)                                                (I.R.S. Employer
                                                                                      Identification No.)
                  6 Waterside Drive
        Langley Business Park, Langley Slough
              Berkshire, United Kingdom                                                     SL3 6EZ
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(Address of Principal Executive Offices)                                                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class                                              Name of Each Exchange on Which
                to be so Registered                                              Each Class is to be Registered

           Common Stock, $0.0001 Par Value                                                    None
-------------------------------------------------------                    -------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)



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ITEM 1:           DESCRIPTION OF REGISTRANT'S ORGANIZATION, FINANCIAL STRUCTURE
                  AND BUSINESS.

                  A complete description of the organization and business of Hugo International Telecom, Inc. (the "Company") is set forth in the Company's Registration Statement on Form SB-2 (Registration No. 333-43642) filed with the Commission on August 11, 2000, as amended from time to time (the "Registration Statement"), under the caption "Description of the Business" and is incorporated herein by reference. A complete description of the financial structure of the Company is set forth in the Registration Statement under the captions "Capitalization" and "Financial Statements" and is incorporated herein by reference.

ITEM 2:           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A complete description of the Company's Common Stock, par value $0.0001 per share, which is to be registered hereunder is contained in the Registration Statement under the caption "Description of Securities" and is incorporated herein by reference.

ITEM 3:           OFFERINGS OF REGISTRANT'S SECURITIES.

                  A complete description of the terms on which securities of the Company have been offered during the preceding three years and on which the securities to be registered will be offered is set forth in the Registration Statement under the captions "Selling Stockholders", "Plan of Distribution" and "Recent Sales of Unregistered Securities" and is incorporated herein by reference.

ITEM 4:           CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND RELATED
                  TRANSACTIONS.

                  A complete description of the directors, officers and stockholders of record holding more than ten percent of any equity security of the Registrant is set forth in the Registration Statement under the caption "Security Ownership of Certain Beneficial Owner's and Management" and is incorporated herein by reference. A complete description of the compensation of the Registrant's officers and directors owning more than ten percent of any equity security of the Registrant is set forth in the Registration Statement under the caption "Summary Compensation Table" and is incorporated herein by reference. A description of the Exchange Agreement among the Registrant and certain of its stockholders is set forth in the Registration Statement under the caption "Recent Sales of Unregistered Securities" and is incorporated herein by reference.

ITEM 5:           COMPENSATION OF CONSULTANTS AND OTHERS.

                  A description of compensation exceeding $20,000 annually to persons other than the Registrant's officers and directors is set forth in the Registration Statement under the caption "Financial Statements", at Note 11 entitled "Commitments" and is incorporated herein by reference.

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ITEM 6:  BONUS AND PROFIT-SHARING ARRANGEMENTS.

                  None.

ITEM 7:  MANAGEMENT AND SERVICE CONTRACTS.

                  (a) Consulting Agreement between Hugo International Limited and RCI incorporated herein by reference to Exhibit 10.2 of the Registrant's Registration Statement.

                  (b) Service Provider Agreement dated March 15, 1999 between Dolphin Telecommunications Limited and Hugo International Limited incorporated herein by reference to Exhibit 10.5 of the Registrant's Registration Statement.

                  (c) Service Provider Agreement dated July 29, 1998 between Dolphin Telecommunications Limited, National Bank Three Limited, Fleetcomm Limited T/A Fleetcomm Mobile Radio Networks and Hugo International Limited is incorporated herein by reference to Exhibit 10.10 of the Registrant's Registration Statement.

                  (d) Retainer Agreement dated as of March 16, 1999 between Hugo International Limited and Mark Lawrence Temple incorporated herein by reference to Exhibit 10.14 of Registrant's Registration Statement.

                  (e) Retainer Agreement dated as of March 16, 1999 between Hugo International Limited and Andrew Robert Temple incorporated herein by reference to Exhibit 10.15 of Registrant's Registration Statement.

ITEM 8:           OPTIONS.

                  None.

ITEM 9:           MATERIAL CONTRACTS.

                  (a) Letter from Hugo International Limited to David Foden dated June 26, 2000 regarding loan from Mr. Foden in the amount of Pound Sterling 220,482 incorporated herein by reference to Exhibit 10.1 of Registrant's Registration Statement.

                  (b) Consulting Agreement between Hugo International Limited and RCI incorporated herein by reference to Exhibit 10.2 of Registrant's Registration Statement.

                  (c) Reseller Agreement dated August 9, 1999 between Nitsuko UK Limited and Hugo International Limited incorporated herein by reference to Exhibit 10.3 of Registrant's Registration Statement.

                  (d) Purchase Order dated July 7, 1999 between Siemens Communications Limited and Hugo International Limited incorporated herein by reference to Exhibit 10.4 of Registrant's Registration Statement.

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                  (e)      Confidential Invoice Discounting Agreement with Term
Sheet dated March 18, 1999, between Hugo International Limited and Five Arrows Commercial Finance Limited incorporated herein by reference to Exhibit 10.5 of Registrant's Registration Statement.

                  (f) Deed of Guarantee and Indemnity dated April 20, 2000, between Hugo International Telecom Incorporated and Five Arrows Commercial Finance Limited incorporated herein by reference to Exhibit 10.6 of Registrant's Registration Statement.

                  (g) Service Provider Agreement dated March 15, 1999 between Dolphin Telecommunications Limited and Hugo International Limited incorporated herein by reference to Exhibit 10.7 of Registrant's Registration Statement.

                  (h) Business Loan Agreement dated March 11, 1999 between Lloyds Bank Plc and Hugo International Limited incorporated herein by reference to Exhibit 10.8 of Registrant's Registration Statement.

                  (i) Lease of Cookham House dated January 26, 1999 between Chaselands Limited and Hugo International Limited incorporated herein by reference to Exhibit 10.9 of Registrant's Registration Statement.

                  (j) Service Provider Agreement dated July 29, 1998 between Dolphin Telecommunications Limited, National Bank Three Limited, Fleetcomm Limited T/A Fleetcomm Mobile Radio Networks and Hugo International Limited incorporated herein by reference to Exhibit 10.10 of Registrant's Registration Statement.

                  (k) Private Business Radio Suppliers License issued to Hugo International Limited by the Secretary of State for Trade and Industry by the Radiocommunications Agency on May 7, 1998 incorporated herein by reference to Exhibit 10.11 of Registrant's Registration Statement.

                  (l) Reseller Agreement dated September 1, 1997 between Motorola Limited and Hugo International Limited incorporated herein by reference to Exhibit 10.12 of Registrant's Registration Statement.

                  (m) Motorola Customer Programming Software License Agreement dated as of November 1998, between Motorola, Inc. and Hugo International incorporated herein by reference to Exhibit 10.13 of Registrant's Registration Statement.

                  (n) Retainer Agreement dated as of March 16, 1999 between Hugo International Limited and Mark Lawrence Temple incorporated herein by reference to Exhibit 10.14 of Registrant's Registration Statement.

                  (o) Retainer Agreement dated as of March 16, 1999 between Hugo International Limited and Andrew Robert Temple incorporated herein by reference to Exhibit 10.15 of Registrant's Registration Statement.

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ITEM 10:          BALANCE SHEETS OF THE REGISTRANT.

                  Balance sheets of the Registrant for the six months ended June 30, 2000 and the year ended December 31, 1999 are set forth in the Registration Statement under the caption "Consolidated Balance Sheets" in the Financial Statements and are incorporated herein by reference.

ITEM 11:          PROFIT AND LOSS STATEMENTS.

                  Profits and losses of the Registrant for the six months ended June 30, 1999 and June 30, 2000 and for the years ended December 31, 1999 and December 31, 2000 are set forth in the Registration Statement under the caption "Consolidated Statements of Operation" in the Financial Statements and are incorporated herein by reference.

EXHIBITS

                  The following Exhibits are filed herewith (or incorporated by reference as indicated below):



Exhibit Number                         Description
         1.1                           Certificate of Incorporation of Hugo International Telecom, Inc. filed with the State of Delaware on February 17, 2000, incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Reg.
                                       No. 333-43642).*

         1.2                           Bylaws of Hugo International Telecom, Inc., incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (Reg.
                                       No. 333-43642).*

         2                             Specimen Common Stock Certificate, incorporated herein by reference to
                                       Exhibit 4 to the Registrant's Registration Statement on Form SB-2 (Reg. No.
                                       333-43642).*

         4                             Exchange Agreement dated as of February 24, 2000 by and among Hugo
                                       International Telecom Inc., David W. Foden, Brian H.C. Gundry and Gillan L.
                                       Foden, incorporated herein by reference to Exhibit 2.2 of the Registrant's
                                       Registration Statement on Form SB-2 (Reg. No. 333-43642).*

         5                             Retainer Agreement dated as of March 16, 1999 between Hugo International
                                       Limited and Mark Lawrence Temple incorporated herein by reference to Exhibit
                                       10.14 of Registrant's Registration Statement on Form SB-2 (Reg. No.
                                       333-43642).*

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
Exhibit Number                         Description
         5.1                           Retainer Agreement dated as of March 16, 1999 between Hugo International Limited and Andrew Robert Temple incorporated herein by reference to Exhibit 10.15 of
                                       Registrant's Registration Statement on Form SB-2 (Reg No. 333-43642).*

----------------------

    * Filed as part of the Registration Statement dated August 11, 2000.





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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    HUGO INTERNATIONAL TELECOM, INC.



Date:  November 8, 2000             By: /s/  David W. Foden
                                       -----------------------------------------
                                       Name:  David W. Foden
                                       Title: President and Chief Executive
                                              Officer






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